Exhibit 5.1

DLA Piper LLP (US) 650 South Exeter Street, Suite 1100 Baltimore, Maryland 21209

October 29, 2026

Trump Media & Technology Group Corp.

401 N. Cattlemen Rd., Ste. 200

Sarasota, Florida 34232

Re:	Registration Statement on Form S-4; Agreement and Plan of Merger, dated as of December 18, 2025, by and among Trump Media & Technology Group Corp., T Media Sub, Inc., and TAE Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel to Trump Media & Technology Group Corp., a corporation organized under the laws of the State of Florida (the “Company” or “TMTG”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (Registration No. 333-299201), as amended by Amendment No. 1 filed with the Commission on October 29, 2026 (as amended, the “Registration Statement”), and the related proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) up to 298,793,640 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of December 18, 2025, by and among the Company, T Media Sub, Inc., a Florida corporation and wholly owned subsidiary of the Company (“Merger Sub”), and TAE Technologies, Inc., a Delaware corporation (“TAE”), and (b) up to 13,894,914 shares of Common Stock issuable upon exercise of warrants of TAE to be assumed by the Company pursuant to the Merger Agreement (such warrants, as so assumed, the “Warrants”). If the transactions contemplated by the Merger Agreement are completed, Merger Sub will merge with and into TAE, with TAE surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, prior to the effective time of the Merger (the “Effective Time”), TAE will cause each issued and outstanding share of TAE preferred stock to be automatically converted into a number of shares of TAE common stock (“TAE Common Stock”) in accordance with TAE’s certificate of incorporation, as amended (the “Conversion”). Among other things, at the Effective Time, each share of TAE Common Stock issued and outstanding immediately prior to the Effective Time (including shares of TAE Common Stock issued in the Conversion but excluding shares owned by TAE, Merger Sub, the Company or any direct or indirect wholly owned subsidiary of TAE or the Company, and shares of TAE Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a TAE stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares) will be converted automatically into the right to receive and shall thereafter represent the right to receive a number of shares of Common Stock equal to the quotient of (i) the Aggregate Merger Consideration (as defined in the Merger Agreement) divided by (ii) the Company Fully Diluted Shares (as defined in the Merger Agreement).

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of up to an aggregate of 312,440,143 shares of Common Stock (the “Shares”) to be issued pursuant to the Merger Agreement, including upon exercise of the Warrants. This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the related proxy statement/prospectus or any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	a duly executed copy of the Merger Agreement, as certified by an officer of the Company in the Officer’s Certificate (as defined below);

(c)

(i) the articles of incorporation of the Company, as amended and in effect on the date hereof (the “Existing Articles”), and (ii) the form of the amended and restated articles of incorporation of the Company, in the form attached to the Registration Statement as Annex B and filed as Exhibit 3.3 to the Registration Statement (the “TMTG Charter Amendment”), each as certified by an officer of the Company in the Officer’s Certificate;

(d)

(i) the bylaws of the Company, as in effect on the date hereof (the “Existing Bylaws”), and (ii) the form of the amended and restated bylaws of TMTG, in the form attached to the Registration Statement as Annex C and filed as Exhibit 3.4 to the Registration Statement (the “Bylaws”), each as certified by an officer of the Company in the Officer’s Certificate;

(e)

excerpts of the resolutions (the “Board Resolutions”) duly adopted at a meeting of the Board of Directors (the “Board”) of the Company on December 2, 2025 and December 17, 2025, and resolutions duly adopted by a joint unanimous written consent of the board of directors and sole shareholder of Merger Sub, dated December 17, 2025 (the “Merger Sub Resolutions” and, together with the Board Resolutions, the “Resolutions”), and such additional resolutions adopted by the boards of directors of the Company or Merger Sub or the sole shareholder of Merger Sub, in each case relating to the approval of the Merger Agreement and the issuance of the Shares in accordance with the Florida Business Corporation Act, and each as certified by an officer of the Company in the Officer’s Certificate;

(f)	forms of the Warrants;

(g)	an executed copy of the certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(h)

a certificate of status issued by the Department of State of the State of Florida, Division of Corporations (the “Department of State of the State of Florida”), dated as of a recent date, certifying that the Company is a corporation organized under the laws of the State of Florida and that its status is active (the “Certificate of Status”); and

(i)

such other documents, records, certificates of officers and other representatives of the Company and of public officials and other instruments as we have deemed necessary or appropriate in order to deliver the opinion set forth herein.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us.

In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the following: (i) the genuineness and validity of all signatures on documents we have reviewed (including signatures on photocopies, telecopies and portable document file (“PDF”) copies and signatures made via DocuSign or similar electronic signature platforms) and the legal capacity and competency of all natural persons signing all such documents; (ii) that each of the parties to the documents we have reviewed, other than the Company, has duly authorized and validly executed and delivered each such document to which such party is a signatory and that such documents constitute the legal, valid and binding obligations of each such party, enforceable against it in accordance with their respective terms; (iii) the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic, complete original documents of all documents submitted to us as copies (including PDF copies); (iv) the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed and the accuracy and completeness of all public records examined by us; (v) the accuracy of all statements in certificates of officers of the Company that we reviewed; and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis, and Retrieval system, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination.

We have also assumed that (i) there will be no changes to or expiration of the documents and agreements described above or the Warrants after the date hereof which would affect the opinion expressed herein; (ii) the Registration Statement, as finally amended, will have become effective (and will remain effective at the time of issuance of the Shares), that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (iii) the shareholders of the Company will have duly approved the TMTG Charter Amendment and the issuance of the Shares, and the stockholders of TAE will have duly adopted the Merger Agreement, in each case as contemplated by the Registration Statement; (iv) prior to the issuance of the Shares, the TMTG Charter Amendment will be filed with, and accepted of record by, the Department of State of the State of Florida, and will have become effective; (v) the Merger will be consummated in accordance with the Merger Agreement, and the articles of merger and certificate of merger with respect to the Merger will have been duly filed with, and accepted of record by, the Department of State of the State of Florida and the Department of State of the State of Delaware, respectively; (vi) the Company will reserve and maintain a sufficient number of authorized and unissued shares of Common Stock for issuance upon exercise of the Warrants and, following the filing and acceptance of record by the Department of State of the State of Florida of the TMTG Charter Amendment, the Company will only issue the Shares; (vii) the Warrants will have been validly assumed by the Company and will constitute legal, valid and binding obligations of the Company under the laws governing them, and the Warrants will be exercised in accordance with their terms, including, without limitation, the payment in full of the exercise price therefor (which will not be less than the par value of the Common Stock) by the holders thereof; (viii) the Resolutions will not have been amended, modified or rescinded and will remain in full force and effect at the time of each issuance of Shares; (ix) the Merger Agreement will have been duly adopted by the boards of directors and the shareholder or stockholders of Merger Sub or TAE, respectively, in accordance with the Florida Business Corporation Act or the Delaware General Corporation Law, as applicable; and (x) all necessary action will have been taken by TAE under the laws of the State of Delaware to authorize and permit the Merger and the Conversion, and any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the Merger will have been obtained.

Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares have been duly authorized and, (a) with respect to Shares issuable as merger consideration, when issued and delivered in accordance with the Merger Agreement and the Resolutions and in the manner contemplated by the Registration Statement, and (b) with respect to Shares issuable upon exercise of the Warrants, when issued and delivered upon exercise of the Warrants in accordance with their terms and the Resolutions against payment in full of the exercise price therefor, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the Florida Business Corporation Act, Chapter 607, Florida Statutes (without regard for decisional law) as in effect on the date hereof. We have made no investigation as to, and we do not express any opinion concerning, the laws of any other jurisdiction or federal or state securities laws.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Shares appearing under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement and in any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DLA Piper LLP (US)